Exhibit 10.3

DNF GROUP SDN. BHD. L 10-01, Wisma IAV, No. 86, Jalan Pasar, Pudu, 55100 Kuala Lumpur

CELEBRITY MARKETING AGREEMENT

This Agreement is made and entered into as of the 18 of January 2022 (“Effective Date”) by and between Dato’ Mizal Bin Dato’ Zaini (NRIC No.:***), whose mailing address is *** (hereinafter referred to as “Celebrity”) and DNF Group Sdn. Bhd. (Company Registration No: 200801028476 (829803-X)), a Malaysian corporation with its principal place of business at No. 86, Jalan Pasar, Pudu , 55100 Kuala Lumpur, Malaysia. (hereinafter referred to as “Company”).

1. Term

The term of this Agreement shall commence on the 1st of January 2022 and shall continue until 31st December 2022 (the “Term”). This Agreement, however, will automatically be terminated prior to the maturity of the said Term or upon the demise of the Celebrity.

2. Scope of Endorsement

During the Term, Celebrity agrees to endorse the Company’s Products and services (the “Products”) by appearing in any website, application, radio program, other video and/or audio programming, mobile or wireless content, merchandise, internet domain names, and all other online, digital, electronic and print product and services owned, operated or produced by or for the Company, its divisions and subsidiaries in relation to the Business. Advertisements, making public appearances, and posting social media content about the Company. Celebrity shall use his/her best efforts to promote the Services and Products to generate positive public relations for the Company.

3. Compensation

In consideration of Celebrity’s services hereunder, Company shall pay Celebrity the following compensation:

●	A fixed fee of Ringgit Malaysia Two Million (RM2,000,000.00) only upon signing this Agreement.

4. Intellectual Property Rights

All intellectual property rights (including, but not limited to, copyrights, trademarks, and trade secrets) in any materials created as part of the endorsement (including, but not limited to, commercials, social media posts, and other promotional materials) shall be owned by the Company.

5. Confidentiality

Celebrity agrees herein to undertake to keep the terms of this Agreement, all materials, data and information which are not within the public domain furnished or communicated by or on behalf of one party to the other party, confidential (“Confidential Information”) and will not disclose to any third party any Confidential Information without the prior written consent of the other party. Confidential and proprietary information includes but is not limited to the following:

5.1.1. any information relating in any way to the creation or development of the Business and/or the Products; and

5.1.2. and information relating to the way Company conducts its business including but not limited to, internal business procedures, business licensing strategies and techniques, technical and engineering information, ideas for new services, marketing strategies and information relating to financial data, as well as sales and pricing strategies.

This Confidentiality Clause shall survive the termination and/or expiry of this Agreement.

6. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Malaysia.

7. Entire Agreement

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous communications, representations, or agreements, whether oral or written.

8. Severability

If any provision of this Agreement is held to be invalid or unenforceable, such provision shall be struck from this Agreement and the remaining provisions shall remain in full force and effect.

9. Waiver

No waiver of any provision of this Agreement shall be effective unless in writing and signed by both parties.

10. Notices

Any notice or demand or other communication required to be given by one party to the other under or in connection with this Agreement shall be in writing and shall be sufficiently served if delivered personally by hand and/or sending the same by registered post to the other party and shall be deemed to have been served and received if deliver by hand at the time of delivery or if send by registered post three (3) business days after posting thereof to the addresses stated herein.

11. General

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

For and on behalf of the Celebrity
Dato’ Mizal Bin Dato’ Zaini

(NRIC No.:***)

in the presence of

/s/ Dato’ Mizal Bin Dato’ Zaini
Signatory
Name: Dato’ Mizal Bin Dato’ Zaini
NRIG No.: ***

Witness

Name: /s/ JUANI JAMALLUDIN

NRIC No.: ***

For and on behalf of the Company

DNF Group Sdn. Bhd.

(Company No.: 200801028476 (829803-X))

in the presence of:

/s/ Datin Emelia Rosnaida Binti Abd Hamid
Signatory
Name: Datin Emelia Rosnaida Binti Abd Hamid
NRIC No.: ***
Designation: Director

Witness
Name: /s/ HALIIA BIN ALI HAMIAH
NRIC No.: ***
Designation: Nomin

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